Exhibit 99.1

Horizon Health Corporation Announces Fourth Quarter and Fiscal 2003
Results

    LEWISVILLE, Texas--(BUSINESS WIRE)--Oct. 20, 2003--Horizon Health Corporation (NASDAQ/NM:HORC) today announced earnings of $0.43 per diluted share for the fourth fiscal quarter ended August 31, 2003, an increase of 10.3%, as compared with earnings of $0.39 per diluted share for the prior year quarter. Revenues increased 3.7% to $42.3 million compared with revenues of $40.8 million for the same quarter in the previous year, and net income increased 4.3% to $2.4 million compared with net income of $2.3 million for the prior year period.
    For the year ended August 31, 2003, revenues increased 15.7% to $166.3 million versus revenues of $143.7 million for the previous fiscal year. Net income rose to $9.6 million, or $1.70 per diluted share, compared with net income of $8.9 million, or $1.52 per diluted share, for the prior year, resulting in increases in net income of 7.9% and earnings per share of 11.8%.
    Mr. Ken Newman, president and chief executive officer of Horizon Health Corporation, said, "Growth for the 2003 fiscal year was at a record level due to internal growth, accretive acquisitions, and share repurchases. We were very pleased with the double-digit year-over-year increases in revenues and earnings per share and expect a continuation of this growth next year. Therefore, for our fiscal 2004 year which began September 1, 2003, we are comfortable with current analyst estimates of $1.87 earnings per share as a base scenario before the effect of any acquisitions."
    Mr. Newman continued, "Going forward, we intend to enhance our internal growth by focusing the Company on expansion primarily in the areas of our clinical core competency, namely the delivery of quality patient care services in mental health and physical rehabilitation. We will also target larger accretive acquisitions and will consider more asset-based opportunities. As previously announced, we have strengthened our ability to make these larger strategic acquisitions by doubling our bank line of credit and adding internal acquisition expertise."
    A listen-only simulcast and a 30-day replay of Horizon's fourth quarter conference call will be available online on October 21st beginning at 10:00 a.m. Central Time through the Company's website at www.horizonhealthcorp.com or at www.fulldisclosure.com.
    Horizon Health Corporation is a leading contract manager of psychiatric and physical rehabilitation clinical programs offered by general acute care hospitals in the United States, a provider of professional specialty temporary and travel nurse staffing services for general hospitals and a provider of employee assistance plans and behavioral health services to businesses and managed care organizations.
    The statements contained herein based on future expectations rather than on historical facts are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Numerous factors, as outlined in the SEC reports filed by the Company, could cause actual results to differ materially from those in any such forward-looking statements. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.




                      HORIZON HEALTH CORPORATION
           CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
         (In thousands, except per share and statistical data)

                                   For the Three      For the Twelve
                                    Months Ended       Months Ended
                                     August 31,         August 31,
                                  ----------------  ------------------
                                    2003     2002     2003      2002
                                  -------  -------  --------  --------
Revenue                           $42,278  $40,768  $166,340  $143,721
Cost of Services                   32,364   32,178   130,384   110,300
                                  -------  -------  --------  --------

Gross Profit                        9,914    8,590    35,956    33,421

Selling, general and
 administrative                     5,316    4,042    18,062    15,681
(Recovery of) Provision for
 doubtful accounts                      7       50      (614)      294
Depreciation and amortization         596      655     2,581     2,778
                                  -------  -------  --------  --------

Income from operations              3,995    3,843    15,927    14,668
Interest expense (net of interest
 and other income)                    112       73       296       110
                                  -------  -------  --------  --------

Income before income taxes          3,883    3,770    15,631    14,558
Income tax provision                1,506    1,455     6,049     5,634
                                  -------  -------  --------  --------
Net income                         $2,377   $2,315    $9,582    $8,924
                                  =======  =======  ========  ========

Net income per common and common
 equivalent share
  Basic                             $0.46    $0.42     $1.83     $1.66
                                  =======  =======  ========  ========
  Diluted                           $0.43    $0.39     $1.70     $1.52
                                  =======  =======  ========  ========
Weighted average
 shares outstanding
  Basic                             5,170    5,455     5,250     5,386
  Diluted                           5,482    5,978     5,642     5,889

                      CONSOLIDATED BALANCE SHEETS

                                                     August    August
                                                       31,       31,
                                                      2003      2002
                                                    --------  --------
Cash                                                  $1,973    $4,036
Accounts receivable (net)                             14,872    13,377
Other current assets                                   4,405     4,238
                                                    --------  --------
Total current assets                                  21,250    21,651
Property and equipment (net)                           5,850     1,773
Goodwill and other intangible assets (net)            74,882    68,666
Other long-term assets                                   347       495
                                                    --------  --------
Total assets                                        $102,329   $92,585
                                                    ========  ========

Current liabilities                                  $20,000   $18,753
Other liabilities                                      1,431     1,115
Long-term debt                                        14,000    10,000
Deferred taxes                                         3,106     1,984
                                                    --------  --------
Total liabilities                                     38,537    31,852
Stockholders' equity                                  63,792    60,733
                                                    --------  --------
Total liabilities and stockholders' equity          $102,329   $92,585
                                                    ========  ========

                       SUMMARY STATISTICAL DATA

                                                 As of August 31,
                                          ----------------------------
                                            2003      2002      2001
                                          --------  --------  --------
Number of management contract locations:
Contract locations in operation                127       131       124
Contract locations signed & unopened            15        11        14
                                          --------  --------  --------

Total management contract locations            142       142       138
                                          ========  ========  ========

Managed Care and EAP Lives               3,327,358 2,349,197 2,208,938
Managed Care and EAP Contracts               1,160       687       641

                                                 As of August 31,
                                          ----------------------------
                                            2000      1999      1998
                                          --------  --------  --------
Number of management contract locations:
Contract locations in operation                128       147       161
Contract locations signed & unopened            10         6        11
                                          --------  --------  --------

Total management contract locations            138       153       172
                                          ========  ========  ========

Managed Care and EAP Lives               1,736,078 2,416,409 1,874,323
Managed Care and EAP Contracts                 258       270       177

    CONTACT: Horizon Health Corporation, Lewisville
             Ronald C. Drabik, 972-420-8222
             www.horizonhealthcorp.com